UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2009

CENTURY PROPERTIES GROWTH FUND XXII, LP

 (Exact name of Registrant as specified in its charter)

Delaware	0-13418	94-2939418
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Century Properties Growth Fund XXII, LP, a Delaware limited partnership (the “Registrant”), owns Autumn Run Apartments (“Autumn Run”), a 320-unit apartment complex located in Naperville, Illinois. As previously disclosed, on July 15, 2009, the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Autumn Run Apartments, LLC, an Illinois limited liability company (the “Purchaser”), to sell Autumn Run to the Purchaser for a total sales price of $24,745,000.

On August 5, 2009, the Registrant and Purchaser entered into a First Amendment to Purchase and Sale Contract (the “First Amendment”) pursuant to which the feasibility period and loan assumption application deadlines were extended to August 7, 2009.

On August 6, 2009, the Registrant and Purchaser entered into a Second Amendment to Purchase and Sale Contract (the “Second Amendment”) pursuant to which (i) the Registrant agreed to give the Purchaser a credit against the purchase price of $150,000, and (ii) the loan assumption application deadline was extended to September 11, 2009.

This summary of the terms and conditions of the First Amendment and Second Amendment is qualified in its entirety by reference to the First Amendment and Second Amendment, copies of which are attached hereto as exhibits.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

10.48       First Amendment to Purchase and Sale Contract between Century Properties Growth Fund XXII, LP, a Delaware limited partnership, and Autumn Run Apartments, LLC, an Illinois limited liability company, dated August 5, 2009.*

10.49       Second Amendment to Purchase and Sale Contract between Century Properties Growth Fund XXII, LP, a Delaware limited partnership, and Autumn Run Apartments, LLC, an Illinois limited liability company, dated August 6, 2009.

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES GROWTH FUND XXII, LP

By:   FOX PARTNERS IV

General Partner

By:   FOX CAPITAL MANAGEMENT CORPORATION

Managing General Partner

By:   /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: August 11, 2009